[LOGO OMITTED]
                                    INVESCO


                    ATLANTIC TRUST PRIVATE WEALTH MANAGEMENT

                                 CODE OF ETHICS






                                                                 MARCH, 31, 2010

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                               TABLE OF CONTENTS

SECTION     ITEM                                                            PAGE

I.      INTRODUCTION .......................................................   2

II (A)  STATEMENT OF FIDUCIARY PRINCIPLES ..................................   2

II (B)  COMPLIANCE WITH LAWS, RULES AND REGULATIONS; REPORTING OF VIOLATIONS   2

III.    LIMITS ON PERSONAL INVESTING .......................................   3
        A.  PERSONAL INVESTING .............................................   3
             1   Pre-clearance of Personal Securities Transactions .........   3
                    o  Blackout Period .....................................   3
                    o  Investment Personnel ................................   3
                    o  DE MINIMIS Exemptions ...............................   4
             2   Prohibition of Short-Term Trading Profits .................   4
             3   Initial Public Offerings ..................................   5
             4   Prohibition of Short Sales by Investment Personnel ........   5
             5   Restricted List Securities ................................   5
             6   Other Criteria to Consider in Pre-Clearance ...............   5
             7   Brokerage Accounts ........................................   5
             8   Reporting Requirements ....................................   5
                    a.  Initial Holdings Reports ...........................   5
                    b.  Quarterly Transactions Reports .....................   6
                    c.  Annual Holdings Reports ............................   7
                    d.  Discretionary Managed Accounts .....................   7
                    e.  Annual Certification ...............................   7
             9   Private Securities Transactions ...........................   7
            10  Limited Investment Opportunity .............................   7
            11  Excessive Short-Term Trading in Funds ......................   8
        B.  INVESCO LTD. SECURITIES ........................................   8
        C.  LIMITATIONS ON OTHER PERSONAL ACTIVITIES .......................   8
                1   Outside Business Activities ............................   8
                2   Gifts and Entertainment Policy .........................   8
                3   U.S. Department of Labor Reporting .....................   8
        D.  PARALLEL INVESTING PERMITTED ...................................   9

IV.     REPORTING OF POTENTIAL COMPLIANCE ISSUES ...........................   9

V.      ADMINISTRATION OF THE CODE .........................................   9

VI.     SANCTIONS ..........................................................  10

VII.    EXCEPTIONS TO THE CODE .............................................  10

VIII.   DEFINITIONS ........................................................  10

IX.     ATPWM POLICIES AND PROCEDURES ......................................  12

        CODE OF ETHICS CONTACTS ............................................  12



ATPWM CODE OF ETHICS
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                    ATLANTIC TRUST PRIVATE WEALTH MANAGEMENT
                                 CODE OF ETHICS

I. INTRODUCTION

Atlantic Trust Private Wealth Management ("ATPWM" or the "Firm"), consisting of Stein Roe Investment Counsel, Inc. ("SRIC"), Atlantic Trust Company, a division of ATPWM National Trust Company ("ATC"), and AT Planning Services, Inc., has a fiduciary relationship with respect to each Client it services. The interests of Clients of ATPWM and of the shareholders of registered investment companies ("The Funds") take precedence over the personal interests of ATPWM and Covered Persons (defined below). Capitalized terms used herein and not otherwise defined are defined at the end of this document.

This Code of Ethics ("the Code") applies to all:

     o    Employees of ATPWM and Members of their Household; and

     o Employees of any ATPWM affiliate that, in connection with their duties, obtain or are determined by the Compliance Department to have access to, any information concerning recommendations being made by any ATPWM entity to any of its Clients.

II.(A)  STATEMENT OF FIDUCIARY PRINCIPLES

The following fiduciary principles govern Covered Persons:

     o the interests of Clients and shareholders of investment company funds must be placed first at all times and Covered Persons must not take inappropriate advantage of their positions; and

     o all personal securities transactions must be conducted consistent with this Code and in a manner to avoid any abuse of an individual's position of trust and responsibility. This Code is our effort to address conflicts of interest that may arise in the ordinary course of our business.

This Code does not attempt to identify all possible conflicts of interest or to ensure literal compliance with each of its specific provisions. It does not necessarily shield Covered Persons from liability for personal trading or other conduct that violates a fiduciary duty to Clients and shareholders of investment company Clients.

II.(B) COMPLIANCE WITH LAWS, RULES AND REGULATIONS; REPORTING OF VIOLATIONS

All ATPWM Employees are required to comply with applicable state and federal securities laws, rules and regulations and this Code. Employees shall promptly report any violations of laws or regulations or any provision of this Code of which they become aware to ATPWM's Chief Compliance Officer or his/her designee. Additional methods of reporting potential violations or compliance issues are described in Section IV of this Code under "Reporting of Potential Compliance Issues."


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III.  LIMITS ON PERSONAL INVESTING

A.   PERSONAL INVESTING

     1. PRE-CLEARANCE OF PERSONAL SECURITY TRANSACTIONS. All Covered Persons must pre-clear all personal security transactions involving Covered Securities with the Compliance Department using the automated review system.

     Covered Securities include but are not limited to all investments that can be purchased for an ATPWM Client, including stocks, bonds, municipal bonds, exchange traded funds (ETFs) and any of their derivatives such as options.

     Although Affiliated Funds are considered Covered Securities, those that are held by Employees at theAffiliated Mutual Funds' transfer agent or in the Invesco Ltd. 401(k) or Money Purchase plans (excluding the Personal Choice Retirement Account), do not need to be pre-cleared through the automated review system because compliance monitoring for these plans is done through a separate process. Affiliated Funds that are held in external brokerage accounts or in the Personal Choice Retirement Account MUST be pre-cleared through the automated review system. Please refer to section III. B for guidelines on Invesco Ltd. securities.

     Covered Securities do not include shares of money market funds, government securities, certificates of deposit or shares of mutual funds NOT advised by an Invesco Ltd. Affiliate (Please refer to the "Definitions" section of this Code for more information on the term, Covered Security. )

     If you are unclear about whether a proposed transaction involves a Covered Security, contact the Compliance Department via email at CODEOFETHICSNORTH AMERICA@INVESCO. COM or by phone at 1-877-331-CODE [1-877-331-2633] prior to executing the transaction.

     o ANY APPROVAL GRANTED TO A COVERED PERSON TO EXECUTE A PERSONAL SECURITY TRANSACTION IS VALID FOR THAT BUSINESS DAY ONLY, EXCEPT THAT IF APPROVAL IS GRANTED AFTER THE CLOSE OF TRADING DAY SUCH APPROVAL IS GOOD THROUGH THE NEXT TRADING DAY.

     The automated review system will review personal trade requests from Covered Persons based on the following considerations:

     o BLACKOUT PERIOD. ATPWM does not permit Covered Persons to trade in a Covered Security if a Client has executed a transaction in the same security within:

          o two trading days before or after the Covered Person's request is received, or

          o if there is a Client order on that security currently with the trading desk.

          For example, if a Client trades on a Monday, Covered Persons may not be cleared to trade until Thursday.

     o INVESTMENT PERSONNEL. Investment Personnel may not buy or sell a Covered Security within three trading days before or after a Client trades in that security.



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     o    DE MINIMIS EXEMPTIONS. The Compliance Department will apply the following DE MINIMIS exemptions in granting pre-clearance when a Client has recently traded or is trading in a security involved in a Covered Person's proposed personal transaction:

          o    EQUITY DE MINIMIS EXEMPTIONS.

               o If a Covered Person DOES NOT have knowledge of trading activity in a particular equity security, he or she may execute up to 500 shares of such security in a rolling 30-day period provided the issuer of such security is included in the Russell 1000 Index.

               o If a Covered Person DOES NOT have knowledge of trading activity in a particular equity security, he or she may execute up to 500 shares of such security in a rolling 30 day period provided that there is no conflicting client activity in that security on the trading desk that exceeds 500 shares per trading day.

     o FIXED INCOME DE MINIMIS EXEMPTION. If a Covered Person DOES NOT have knowledge of trading activity in a particular fixed income security he or she may execute up to $100,000 of par value of such security in a rolling 30-day period.

The automated review system will confirm that there is no activity currently on the trading desk on the security involved in the proposed personal transaction and check the portfolio accounting system to verify that there have been no Client transactions for the requested security within the last two trading days for all Covered Persons except Investment Personnel for whom the blackout period is the last three trading days. For Investments, Portfolio Administration and IT personnel, the Compliance Department will also check the trading activity of affiliates with respect to which such personnel have access to transactional information to verify that there have been no Client transactions in the requested security within the last three trading days. The Compliance Department will notify the Covered Person of the approval or denial of the proposed personal transaction. The approval of a personal securities transaction request is ONLY valid for THAT business day. If a Covered Person does not execute the proposed securities transaction on the business day the approval is granted, the Covered Person must resubmit the request on another day for approval.

Any failure to pre-clear transactions is a violation of the Code and will be subject to the following potential sanctions:

     o A Letter of Education will be provided to any Covered Person whose failure to pre-clear is considered immaterial or inadvertent.

     o Repeat violations may result in in-person training, probation, withdrawal of personal trading privileges or employment termination, depending on the nature and severity of the violations.

2. PROHIBITION OF SHORT-TERM TRADING PROFITS. Covered Persons are prohibited from engaging in the purchase and sale, or short sale and cover of the same Covered Security within 60 days at a profit. If a Covered Person trades a Covered Security within the 60 day time frame, any profit from the trade will be disgorged to a charity of ATPWM's choice and a letter of education may be issued to the Covered Person.


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3. INITIAL PUBLIC OFFERINGS. Covered Persons are prohibited from acquiring any security in an equity Initial Public Offering. Exceptions will only be granted in unusual circumstances and must be recommended by the Compliance Department and approved by the Chief Compliance Officer or General Counsel (or designee) and the Chief Investment Officer (or designee) of the Covered Person's business unit.

4. PROHIBITION OF SHORT SALES BY INVESTMENT PERSONNEL. Investment Personnel are prohibited from effecting short sales of Covered Securities in their personal accounts if an ATPWM Client for whose account they have investment management responsibility has a long position in those Securities.

5. RESTRICTED LIST SECURITIES. Employees requesting pre-clearance to buy or sell a security on the Restricted List may be restricted from executing the trade because of potential conflicts of interest.

6. OTHER CRITERIA CONSIDERED IN PRE-CLEARANCE. Even after adhering to the requirements specified throughout this section, Compliance, in keeping with the general principles and objectives of the Code, may refuse to grant pre-clearance of a Personal Securities Transaction in its sole discretion without being required to specify any reason for the refusal.

7. BROKERAGE ACCOUNTS. Covered Persons may only maintain brokerage accounts with

     o discount broker-dealers that provide electronic feeds of confirmations and monthly statements directly to the Compliance Department,

     o    Invesco-affiliated Broker-dealers, or

     o full service broker-dealers. Covered Persons may own shares of Affiliated Funds that are held at a non-affiliated broker-dealer ONLY if the broker-dealer provides an electronic feed of all transactions and statements to Invesco's Compliance Department. All Covered Persons must arrange for their broker-dealers to forward to the Compliance Department on a timely basis duplicate confirmations of all personal securities transactions and copies of periodic statements for all brokerage accounts, in an electronic format if they include holdings in Affiliated Funds and preferably in an electronic format for holdings other than Affiliated Funds.

          Please refer to the following link in the Invesco Ltd.'s intranet site for a list of broker-dealers that currently provide electronic transaction and statement feeds to Invesco:

          http://sharepoint/sites/Compliance-COE-NA/Training/Documents/
          Approved%20Discount%20Broker%20List.pdf

8. REPORTING REQUIREMENTS.

a. INITIAL HOLDINGS REPORTS. Within 10 days of becoming a Covered Person, each Covered Person must complete an Initial Holdings Report by inputting into the electronic review system, STAR Compliance, the following information (the information must be current within 45 days of the date the person becomes a Covered Person):



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     o    A list of all security holdings, including the name, number of shares
          (for equities) and the principal amount (for debt securities) in which the person has direct or indirect Beneficial Ownership;

     o The name of any broker-dealer or bank with which the person maintains an account in which any securities are held for the direct or indirect benefit of the person; and

     o    The date that the report is submitted by the Covered Person.

b. QUARTERLY TRANSACTIONS REPORTS. All Covered Persons must report, no later than 30 days after the end of each calendar quarter, the following information for all transactions in a Covered Security in which a Covered Person has a direct or indirect Beneficial Interest: This includes any Covered Securities held in a 401(k) or other retirement vehicle, including plans sponsored by Invesco or its affiliates:

     o The date of all transactions in that quarter, the security name, the number of shares (for equity securities); or the interest rate and maturity date (if applicable) and the principal amount (for debt securities) for each Covered Security;

     o    The nature of the transaction (buy, sell, etc. );

     o The price of the Covered Security at which the transaction was executed;

     o    The name of the broker-dealer or bank executing the transaction; and

     o    The date that the report is submitted to the Compliance Department.

ALL COVERED PERSONS MUST SUBMIT A QUARTERLY TRANSACTION REPORT REGARDLESS OF WHETHER THEY EXECUTED TRANSACTIONS DURING THE QUARTER OR NOT. If a Covered Person did not execute transactions subject to reporting requirements during a quarter, the Report must include a representation to that effect. Covered Persons need not include transactions made through an Automatic Investment Plan, Dividend Reinvestment Plan or similar plans in the quarterly transaction report.

Additionally, Covered Persons must report information on any new brokerage account established by the Covered Person during the quarter for the direct or indirect benefit of the Covered Person (including Covered Securities held in a 401(k) or other retirement vehicle, including plans sponsored by Invesco or its affiliates). The report shall include:

     o    The date the account was established;

     o    The name of the broker-dealer or bank; and

     o    The date that the report is submitted to the Compliance Department.



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The Compliance Department may identify transactions by Covered Persons that technically comply with the Code for review based on any pattern of activity that has an appearance of a conflict of interest.

c. ANNUAL HOLDINGS REPORTS. All Covered Persons must report annually the following information, which must be current within 45 days of the date the report is submitted to the Compliance Department:

     o The security and the number of shares (for equities) or the interest rate and maturity date (if applicable) and principal amount (for debt securities) for each Covered Security in which the Covered Person has any direct or indirect Beneficial Ownership;

     o The name of the broker-dealer or bank with or through which the security is held;

     o The date that the report is submitted by the Covered Person to the Compliance Department.

d. DISCRETIONARY MANAGED ACCOUNTS. In order to establish a Discretionary Managed Account, you must grant the manager complete investment discretion over your account. Pre-clearance is not required for trades in this account; however, you may not participate, directly or indirectly, in individual investment decisions or be aware of such decisions before transactions are executed. This restriction does not preclude you from establishing investment guidelines for the manager, such as indicating industries in which you desire to invest, the types of securities you want to purchase or your overall investment objectives. However, those guidelines may not be changed so frequently as to give the appearance that you are actually directing account investments. Covered Persons must receive approval from the Compliance Department to establish and maintain such an account and must provide written evidence that complete investment discretion over the account has been turned over to a professional money manager or other third party. Covered Persons are not required to pre-clear or list transactions for such managed accounts in the automated review system; however, Covered Persons with these types of accounts must provide an annual certification that they do not exercise direct or indirect Control over the managed accounts.

e. ANNUAL CERTIFICATION OF COMPLIANCE. All Covered Persons must certify annually that they have read and understand the Code and recognize that they are subject to the Code. In addition, all Covered Persons must certify annually that they have complied with the requirements of the Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported under the Code. The Board of Directors will review and approve the Code annually. If material changes are made to the during the year, these changes will also be reviewed by Board of Directors and all Covered Persons must certify within 30 days of the effective date of the amended code that they have read and understand the Code and recognize that they are subject to the Code.

9. PRIVATE SECURITIES TRANSACTIONS. Covered Persons may not engage in a Private Securities Transaction without first giving the Compliance Department a detailed written notification describing the transaction and indicating whether or not they will receive compensation and


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obtaining prior written permission from the Compliance Department.  Investment
Personnel who have been approved to acquire securities of an issuer in a Private Securities Transaction must disclose that investment to the Compliance Department and the Chief Investment Officer of the Investment Personnel's business unit when they are involved in a Client's subsequent consideration of an investment in the same issuer. The business unit's decision to purchase such securities on behalf of Client account must be independently reviewed by Investment Personnel with no personal interest in that issuer.

10. LIMITED INVESTMENT OPPORTUNITY (E.G. PRIVATE PLACEMENTS, HEDGE FUNDS, ETC.). Covered Persons may not engage in a Limited Investment Opportunity without first giving the Compliance Department a detailed written notification describing the transaction and obtaining prior written permission from the Compliance Department.

11. EXCESSIVE SHORT TERM TRADING IN FUNDS. Employees are prohibited from excessive short term trading of any mutual fund advised or sub-advised by Invesco or it's affiliates and are subject to various limitations on the number of transactions as indicated in the respective prospectus and other fund disclosure documents.

B.   INVESCO LTD. SECURITIES

     1.   No Employee may effect short sales of Invesco Ltd. securities.

     2. No Employee may engage in transactions in publicly traded options, such as puts, calls and other derivative securties relating to the Invesco Ltd's securities, on an exchange or any other organized market.

     3. For all Covered Persons, transactions, including transfers by gift, in Invesco Ltd. securities are subject to pre- clearance regardless of the size of the transaction, and are subject to "black-out" periods established by Invesco Ltd. and holding periods prescribed under the terms of the agreement or program under which the securities were received. Please reference the Invesco Insider trading policy for more information on restrictions with regards to Invesco Ltd. Securities.

          http://intranet.prd.invesco.com/newsroom/internal_news/new_insider_
          trading_policy.pdf

     4. Holdings of Invesco Ltd. securities in Covered Persons accounts are subject to the reporting requirements specified in Section III.A.7 of this Code.

C. LIMITATIONS ON OTHER PERSONAL ACTIVITIES

     1. OUTSIDE BUSINESS ACTIVITIES. You may not engage in any Outside Business Activity, regardless of whether or not you receive compensation, without prior approval from Compliance. Absent prior written approval of the Compliance Department, Employees may not serve as directors, officers or employees of unaffiliated public or private companies, whether for profit or nonprofit. If the outside business activity is approved, the Employee must recuse himself or herself from making Client investment decisions concerning the particular company or issuer as appropriate, provided that this recusal requirement shall not apply with respect to certain Invesco Employees, who may serve on corporate boards as a result of, or in connection with, Client investments made in those companies. Employees must always comply with all applicable ATPWM policies and procedures, including those prohibiting the use of material non-public information in Client or employee personal trades.



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     2.   GIFT AND ENTERTAINMENT POLICY. Employees may not give or accept gifts or invitations of entertainment that may be considered excessive either in dollar value or frequency to avoid the appearance of any potential conflict of interest. Under no circumstances may any employee give or accept cash or any possible cash equivalent from a broker or vendor.

          Specific guidance as to limitations, approval levels, reporting, etc, is contained in the ATPWM Gifts and Entertainment Policy.

     3. US DEPARTMENT OF LABOR REPORTING: Under current US Department of Labor (DOL) Regulations, ATPWM is required to disclose to the DOL certain specified financial dealings with a union or officer, agent, shop steward, employee, or other representative of a union (collectively referred to as "union officials"). Under the Regulations, practically any gift or entertainment furnished by ATPWM Employees to a union or union official is considered a payment reportable to the DOL.

          Although the Regulations provide for a DE MINIMIS exemption from the reporting requirements for payments made to a union or union official which do not exceed $250 a year, that threshold applies to all of ATPWM's Employees in the aggregate with respect to each union or union official. Therefore, it is ATPWM's policy to require that ALL gifts or entertainment furnished by Employee be reported using the ATPWM Gifts and Entertainment log for Unions on the Compliance page of the Atlantic Trust Portal.

          If you have any question whether a payment to a union or union official is reportable, please contact the Compliance Department. A failure to report a payment required to be disclosed will be considered a material violation of this Code. The DOL also requires all unions and union officials to report payments they RECEIVE from entities such as ATPWM and their Employees.

D.   PARALLEL INVESTING PERMITTED

Subject to the provisions of this Code, Employees may invest in or own the same securities as those acquired or sold by ATPWM for its Clients.

IV. REPORTING OF POTENTIAL COMPLIANCE ISSUES

ATPWM has created several channels for Employees to raise compliance issues and concerns on a confidential basis. An Employee should first discuss a compliance issue with their supervisor, department head or with ATPWM's General Counsel or Chief Compliance Officer. Human Resources matters should be directed to the Human Resources Department, an additional anonymous vehicle for reporting such concerns.

In the event that an Employee does not feel comfortable discussing compliance issues through normal channels, the Employee may anonymously report suspected violations of law or Inveco policy, including this Code, by calling the toll-free Invesco Compliance Reporting Line, 1-866-297-3627 which is available to employees of multiple operating units of Invesco Ltd. When you dial this number and you



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are asked for your name, use "Invesco." To ensure your confidentiality, this phone line is provided by an independent company. It is available 24 hours a day, 7 days a week. All calls to the Compliance Reporting Line will be reviewed and handled in a prompt, fair and discreet manner. Employees are encouraged to report these questionable practices so that Invesco has an opportunity to address and resolve these issues before they become more significant regulatory or legal issues.

V. ADMINISTRATION OF THE CODE OF ETHICS

ATPWM will use reasonable due diligence and institute procedures reasonably necessary to prevent violations of this Code.

No less frequently than annually, ATPWM will furnish to the Board, or such committee as it may designate, a written report that:

Describes significant issues arising under the Code since the last report to the Board, including information about material violations of the Code and sanctions imposed in response to material violations; and Certifies that the ATPWM has adopted procedures reasonably designed to prevent Covered Persons from violating the Code.

VI. SANCTIONS

Upon discovering a material violation of the Code, Compliance Department personnel will notify the Chief Compliance Officer. The Chief Compliance Officer will notify the Board or Executive Management Committee of any material violations at the next regularly scheduled meeting.

The Compliance Department will issue a letter of education to the Covered Persons involved in violations of the Code that are determined to be inadvertent or immaterial.

ATPWM may impose additional sanctions in the event of repeated violations or violations that are determined to be material or not inadvertent, including disgorgement of profits (or the differential between the purchase or sale price of the Personal Security Transaction and the subsequent purchase or sale price by a relevant Client during the enumerated period), a letter of censure or suspension, or termination of employment.

VII. EXCEPTIONS TO THE CODE

ATPWM's Chief Compliance Officer (or designee), together with the General Counsel (or designee), may grant an exception to any provision in this Code and will report all such exceptions at the next Board or Executive Management Committee meeting.

VIII.  DEFINITIONS

     o "AFFILIATED FUNDS" generally includes all mutual funds advised or sub-advised by an Invesco Ltd. Business unit.


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     o    "AUTOMATIC INVESTMENT PLAN" means a program in which regular purchases or sales are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation, including dividend reinvestment plans.

     o "BENEFICIAL OWNERSHIP" has the same meaning as Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended ("the '34 Act"). To have a beneficial interest, Covered Persons must have a "direct or indirect pecuniary interest," which is the opportunity to profit directly or indirectly from a transaction in securities. Thus a Covered Person may have Beneficial Ownership in securities held by members of their immediate family sharing the same household (i. e. a spouse and children) or by certain partnerships, trusts, corporations, or other arrangements.

     o    "CLIENT" means any account for which ATPWM is the investment manager.

     o "CONTROL" has the same meaning as under Section 2(a)(9) of the Investment Company Act, as amended (the "Investment Company Act").

     o "COVERED PERSON" means any director, officer, full or part time Employee of ATPWM and Members of their Household, or any full or part time Employee of any ATPWM affiliates that, in connection with his or her duties, obtains or has access to any information concerning investment recommendations being made by any ATPWM entity to any of its Clients. Additionally, any other persons falling within such definitions under Rule 17j-1 of the Company Act or Rule 204A-1 under the Advisors Act and such other persons that may be so deemed by Compliance.

     o "COVERED SECURITY" has the same meaning as Section 2(a)(36) of the Investment Company Act except that it shall not include shares of any registered open-end investment company (mutual funds), except Affiliated Funds, which are considered Covered Securities.

          o Covered securities include equities and equity-related securities, such as common stocks, preferred stocks, options on stocks, shares of closed-end investment companies, exchange-traded funds, AFFILIATED OPEN-END INVESTMENT COMPANIES, convertible or participating debentures or notes, various derivative and corporate and municipal bonds and notes. Covered Securities also include limited partnership interests and private placement common or preferred stocks or debt instruments. This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

               o    options on securities

               o    shares of exchanged-traded funds

               o investments in foreign registered unit trusts and foreign registered mutual funds

               o investments in private investment funds, hedge funds and investment clubs

          o    The following are not considered Covered Securities:

               o Direct obligations of the Government of the United States or its agencies;



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          o    Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

          o    Any open-end mutual fund, except for Affiliated Funds.

     o "EMPLOYEE" means any full or part time Employee of ATPWM, including any consultant or contractor who the Compliance Department determines to have access to information regarding ATPWM's trading activity.

          o "INVESTMENT PERSONNEL" means any Employee who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Client.

          o "IT PERSONNEL" means any Employee that is designated to work in the Information Technology Department.

     o "GIFTS", "ENTERTAINMENT" AND "BUSINESS PARTNER" have the same meaning as provided in the ATPWM Gifts and Entertainment Policy.

     o "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the '34 Act.

     o "INVESCO-AFFILIATED BROKER-DEALER" means Invesco Aim Distributors, Inc. or its successors.

     o    "MEMBERS OF YOUR HOUSEHOLD" include:

          o Your spouse or domestic partner (unless he/she does not live in the same household as you and you do not contribute in any way to his/her support).

          o Any of these people who live in your household: your children, stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons- in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

     o "PRIVATE SECURITIES TRANSACTION" means any securities transaction relating to new offerings of securities which are not registered with the Securities and Exchange Commission, provided however that transactions subject to the notification requirements of Rule 3050 of the Financial Industry Regulatory Authority's (FINRA) Conduct Rules, transactions among immediate family members (as defined in the interpretation of the Board of Governors on free-riding and withholding) for which no associated person receives any selling compensation, and personal transactions in investment company and variable annuity securities shall be excluded.

     o "RESTRICTED LIST SECURITIES" means the list of securities that are provided to Compliance Department by Invesco Ltd or investment departments, which include those securities that are restricted from purchase or sale by Client or Employee accounts for various reasons (e.g., large concentrated ownership positions that may trigger reporting or other securities regulatory issues, or possession of material, non-public information, or existence of corporate transaction in the issuer involving an Invesco unit).



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

IX. ATPWM POLICIES AND PROCEDURES

All Employees are subject to the policies and procedures established by Invesco Ltd., including the Invesco Ltd. Code of Conduct, Insider Trading Policy, and Policy Concerning Political Contributions and Charitable Donations and must abide by all their requirements, provided that where there is a conflict between a minimal standard established by an Invesco Ltd. policy and the standards established by an ATPWM policy, including this Code, the latter shall supersede.

                            CODE OF ETHICS CONTACTS

     o    TELEPHONE HOTLINE: 1-877-331-CODE [2633]

     o    E-MAIL: CODEOFETHICSNORTH AMERICA@INVESCO. COM


                                                   LAST REVISED: MARCH, 31, 2010




















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